EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on October 1, 2004, of our report dated March 20, 2007, relating to the consolidated financial statements of Unicorp, Inc. appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.

Houston, Texas
March 23, 2007